UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2017

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place, 4TH Floor 141 Front Street PO Box HM 845 Hamilton, HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	_____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ____

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On November 20, 2017, the registrant amended and restated the Employment Agreement with Dominic J. Addesso as President and Chief Executive Officer of Everest Re Group, Ltd.  A copy of the news release is filed herewith as Exhibit 99.1 and incorporated herein by reference.  A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The material terms of the Employment Agreement are as follows:

Term:   November 20, 2017 through and including December 31, 2019.
Annual Salary:    $1,000,000 per year.
Annual Incentive Bonus:    Eligible to participate in a bonus program or plan established by the registrant with a target annual bonus opportunity of 125% of base salary, with such program or plan subject to approval of Shareholders.
Executive Stock Based Incentive Plan:     Eligible to participate in Executive Stock Based Incentive Plan with a target value of 300% of executive's base salary.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the Registrant
Dated November 20, 2017

	10.1	Employment Agreement with Dominic J. Addesso dated November 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ SANJOY MUKHERJEE
Sanjoy Mukherjee
Executive Vice President, Secretary
and General Counsel

Dated:  November 20, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the Registrant
	Dated November 20, 2017	5

10.1	Employment agreement with
	Dominic J. Addesso dated November 20, 2017	6